EXHIBIT 4.3
This Fourteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of March 6, 2026, among MAPLE PARENT HOLDINGS CORP., a Delaware corporation (the “New Guarantor”), KEURIG DR PEPPER INC. (f/k/a DR PEPPER SNAPPLE GROUP, INC.), a Delaware corporation (the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee to Computershare Trust Company, N.A. (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of December 15, 2009 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series, as supplemented by, among others, a Fifth Supplemental Indenture dated as of November 9, 2015 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture dated as of September 16, 2016 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture dated as of December 14, 2016 (the “Seventh Supplemental Indenture”), a Ninth Supplemental Indenture, dated as of June 15, 2017 (the “Ninth Supplemental Indenture”), a Tenth Supplemental Indenture dated as of April 13, 2020 (the “Tenth Supplemental Indenture”), an Eleventh Supplemental Indenture dated as of March 15, 2021 (the “Eleventh Supplemental Indenture”) and a Twelfth Supplemental Indenture dated as of April 22, 2022 (the “Twelfth Supplemental Indenture” and together with the Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Ninth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture and Twelfth Supplemental Indenture, collectively, the “Existing Supplemental Indentures”), by and among the Company, certain Subsidiaries of the Company (the “Existing Guarantors”) and the Trustee, relating to the Notes (as defined below) of the applicable series;
WHEREAS, the Base Indenture, as amended and supplemented to the date hereof, including by the Existing Supplemental Indentures, is referred to herein as the “Indenture”;
WHEREAS, the Company has established the Company’s outstanding: (i) 4.500% Senior Notes due 2045 (the “2045 Notes”) pursuant to the Fifth Supplemental Indenture and the Ninth Supplemental Indenture, (ii) 2.550% Senior Notes due 2026 (the “2026 Notes”) pursuant to the Sixth Supplemental Indenture, (ii) 4.420% Senior Notes due 2046 (the “2046 Notes”) pursuant to the Seventh Supplemental Indenture, (iii) 3.430% Senior Notes due 2027 (the “2027 Notes”) pursuant to the Seventh Supplemental Indenture and the Ninth Supplemental Indenture, (iv) 3.200% Notes due 2030 (the “2030 Notes”) and the 3.800% Notes due 2050 (the “2050 Notes”) pursuant to the Tenth Supplemental Indenture, (v) 2.250% Notes due 2031 (the “2031 Notes”) and the 3.350% Notes due 2051 (the “2051 Notes”) pursuant to the Eleventh Supplemental Indenture and (vi) 3.950% Notes due 2029 (the “2029 Notes”), the 4.050% Notes due 2032 (the “2032 Notes”) and the 4.500% Notes due 2052 (the “2052 Notes”, and together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2030 Notes, the 2031 Notes, the 2032 Notes, the 2045 Notes, the 2046 Notes, the 2050 Notes and the 2051 Notes, collectively, the “Notes”) pursuant to the Twelfth Supplemental Indenture;
WHEREAS, Section 6.03 or 7.03 of each of the Existing Supplemental Indentures, as applicable, provides that the Company shall cause any Subsidiary of the Company that guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreements) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture;
WHEREAS, pursuant to Section 9.1(11) of the Base Indenture, the Trustee, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes;
WHEREAS, Section 10.3(b)(1) of the Base Indenture provides that the Security Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Company or any Subsidiary of the Company as permitted by the applicable Indenture; and

WHEREAS, in connection with the intended separation of the Company’s beverage and coffee portfolios into two independent, publicly traded companies, as publicly announced by the Company on August 25, 2025 (the “Separation”), the Company intends to sell or otherwise dispose (including by way of consolidation or merger) of the New Guarantor to a Person other than the Company or any Subsidiary of the Company as permitted by the applicable Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions

SECTION 1.1Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee; Automatic Release

SECTION 2.1    Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2    Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each Existing Guarantor, to each Holder of a Note and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article X of the Base Indenture. The terms of each Securities Guarantee are more fully set forth in Article X of the Base Indenture and the New Guarantor agrees to be bound by such terms, including, without limitation, Section 10.3(b)(1) thereof. As provided in Section 10.3(b)(1) of the Base Indenture, the Security Guarantee of the New Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release upon the sale or other disposition (including by way of consolidation or merger) of the New Guarantor to a Person other than the Company or any Subsidiary of the Company as permitted by the applicable Indenture, including, without limitation, immediately upon the Separation.

ARTICLE III
Miscellaneous

SECTION 3.1    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2    Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.4    Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the New Guarantor.

SECTION 3.5    Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.6    Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

KEURIG DR PEPPER INC.

By:    /s/ Dan Morrell
Name:    Dan Morrell
Title:    Vice President and Treasurer

NEW GUARANTOR:

MAPLE PARENT HOLDINGS CORP.

By:    /s/ Dan Morrell
Name:    Dan Morrell
Title:    Vice President and Treasurer

[Signature Page to Supplemental Indenture (2009 Base Indenture)]

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:    /s/ James Byrnes
Name:    James Byrnes
Title:    Vice President

[Signature Page to Supplemental Indenture (2009 Base Indenture)]